EXHIBIT 99.1

Dolphin Entertainment Reports Third Quarter Financial Results

MIAMI, FL / ACCESSWIRE / November 14, 2019 / Dolphin Entertainment, Inc. (NASDAQ:DLPN), a leading independent entertainment marketing and premium content development company, announces its financial results for the period ended September 30, 2019.

Bill O'Dowd, CEO of Dolphin Entertainment, commented: “We are pleased to share that Dolphin exceeded consensus expectations in both revenue and earnings per share in the third quarter, which we attribute to the increased cross-selling of services between members of our Entertainment Marketing “Super Group.”  Our investments in these companies have led to our double-digit revenue growth through the first nine months of 2019, and we anticipate positive net income on a going-forward basis.  Also, we took important steps on the M&A front, and we expect that we will have our fourth acquisition finished shortly, and that we are on target to complete the acquisition of all 6 “core competency” members of our Entertainment Marketing “Super Group” on schedule within 2020, which we believe will increase our cross-selling opportunities and accelerate growth of both revenues and profits.”

Highlights

•

Total quarterly revenue increased 4% year-over-year to $5,948,056 and nine-month revenue increased 11% to $18,550,936.

•

Entertainment Publicity and Marketing revenue increased 13% year over year to $18,464,330 for the nine months ended September 30, 2019.

•

Operating loss for the three months ended September 30, 2019 of $(1,412,171), which included impairments to deferred production costs of Max Steel under the caption “direct costs” of $629,585 and non-cash items from depreciation and amortization of $485,965, compared to operating losses of $(538,840), which included non-cash items from depreciation and amortization of $599,078, for the same period in the prior year.

•

Net loss before income taxes for the three months ended September 30, 2019 of $(350,831), compared to net loss before income taxes of $(639,306) for the same period in the prior year. The Company does not have an income tax expense or benefit in the current quarter but had an income tax benefit of $819,451 for the three months ended September 30, 2018.

•

42West and The Door were selected to lead marketing efforts for the 45th annual Saturn Awards.

•

Veteran PR Professional Jodie Magid Oriol joined 42west As Vice President - New York Entertainment Marketing Division

•

The Door expanded its national footprint with the launch of Miami office

•

Closed a $2.1 Million offering of common stock at market, with no warrants issued

Conference Call Information

To participate in this event, dial approximately 5 to 10 minutes before the beginning of the call.
Date, Time: Thursday, November 14, 2019, at 4:30 p.m. ET
Toll-free: 844-369-8770
International: 862-298-0840
Live Webcast: https://www.investornetwork.com/event/presentation/56833

Conference Call Replay Information

The replay will be available beginning approximately 1 hour after the completion of the live event.
Toll-free: 1-877-481-4010
Reference ID: 56833

About Dolphin Entertainment, Inc.

Dolphin Entertainment, Inc. is a leading independent entertainment marketing and premium content development company. Through our subsidiaries 42West and The Door, we provide expert strategic marketing and publicity services to many of the top brands, both individual and corporate, in the entertainment and hospitality industries. The Door and 42West are both recognized global leaders in PR services for their respective industries and, in December 2017, the New York Observer listed them, respectively, as the third and fourth most powerful PR firms of any kind in the United States. Dolphin's recent acquisition of Viewpoint Creative adds full-service creative branding and production capabilities to our marketing group. Dolphin's legacy content production business, founded by Emmy-nominated CEO Bill O'Dowd, has produced multiple feature films and award-winning digital series.

Contact:

James Carbonara
Hayden IR
(646)-755-7412
james@haydenir.com

This press release contains 'forward-looking statements' within the meaning of the Private Securities Litigation Reform Act. These forward-looking statements may address, among other things, Dolphin Entertainment Inc.'s offering of common stock as well as expected financial and operational results and the related assumptions underlying its expected results. These forward-looking statements are distinguished by the use of words such as "will," "would," "anticipate," "expect," "believe," "designed," "plan," or "intend," the negative of these terms, and similar references to future periods. These views involve risks and uncertainties that are difficult to predict and, accordingly, Dolphin Entertainment's actual results may differ materially from the results discussed in its forward-looking statements. Dolphin Entertainment's forward-looking statements contained herein speak only as of the date of this press release. Factors or events Dolphin Entertainment cannot predict, including those described in the risk factors contained in its filings with the Securities and Exchange Commission, may cause its actual results to differ from those expressed in forward-looking statements. Although Dolphin Entertainment believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be achieved, and Dolphin Entertainment undertakes no obligation to update publicly any forward-looking statements as a result of new information, future events, or otherwise, except as required by applicable law.

SOURCE: Dolphin Entertainment, Inc.

DOLPHIN ENTERTAINMENT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

	As of September 30, 2019	As of December 31, 2018
ASSETS
Current
Cash and cash equivalents	$1,550,799	$5,542,272
Restricted cash	714,016	732,368
Accounts receivable, net of allowance for doubtful accounts of $311,649 and $283,022, respectively.	3,023,870	3,173,107
Other current assets	576,799	620,970
Total current assets	5,865,484	10,068,717

Capitalized production costs, net	224,024	724,585
Intangible assets, net of accumulated amortization of $3,884,448 and $2,714,785, respectively.	7,696,885	9,395,215
Goodwill	15,996,977	15,922,601
Right-of-use asset	6,139,776	—
Property, equipment and leasehold improvements, net	962,085	1,182,520
Investments	220,000	220,000
Deposits and other assets	502,399	475,956
Total Assets	$37,607,630	$37,989,594

LIABILITIES
Current
Accounts payable	$769,608	$944,232
Other current liabilities	4,427,469	6,296,594
Line of credit	1,700,390	1,700,390
Put rights	2,912,246	4,281,595
Accrued compensation	2,637,500	2,625,000
Debt	3,311,199	3,353,741
Loan from related party	1,107,873	1,107,873
Contract liabilities	311,484	522,620
Lease liability	1,404,938	—
Convertible notes payable, net of debt discount	2,721,731	625,000
Notes payable	286,068	479,874
Total current liabilities	21,590,506	21,936,919
Noncurrent
Put rights	365,646	1,702,472
Convertible notes payable	1,477,597	1,376,924
Notes payable	747,012	612,359
Contingent consideration	440,000	550,000
Lease liability	5,269,239	—
Other noncurrent liabilities	—	1,034,393
Total noncurrent liabilities	8,299,494	5,276,148
Total Liabilities	29,890,000	27,213,067

Commitments and contingencies (Note 19)

STOCKHOLDERS' EQUITY
Common stock, $0.015 par value, 200,000,000 shares authorized, 14,641,466 and 14,123,157, respectively, issued and outstanding at September 30, 2019 and December 31, 2018	219,624	211,849
Preferred Stock, Series C, $0.001 par value, 50,000 shares authorized, issued and outstanding at September 30, 2019 and December 31, 2018	1,000	1,000
Additional paid in capital	103,146,270	105,092,852
Accumulated deficit	(95,649,264)	(94,529,174)
Total Stockholders' Equity	7,717,630	10,776,527
Total Liabilities and Stockholders' Equity	$37,607,630	$37,989,594

DOLPHIN ENTERTAINMENT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	For the three months ended		For the nine months ended
	September 30,		September 30,
	2019	2018	2019	2018
Revenues:
Entertainment publicity and marketing	$5,940,440	$5,720,264	$18,464,330	$16,297,466
Content production	7,616	—	86,606	427,153
Total revenues	5,948,056	5,720,264	18,550,936	16,724,619

Expenses:
Direct costs	1,540,711	333,041	4,006,806	1,199,165
Selling, general and administrative	1,023,757	1,111,516	2,875,348	2,547,621
Depreciation and amortization	485,965	599,078	1,446,168	1,345,421
Legal and professional	353,699	601,330	1,158,497	1,445,818
Payroll	3,956,095	3,614,139	12,503,528	10,755,111
Total expenses	7,360,227	6,259,104	21,990,347	17,293,136
Loss before other income (expenses)	(1,412,171)	(538,840)	(3,439,411)	(568,517)

Other income (expenses):
Gain (loss) on extinguishment of debt, net	709,097	—	687,811	(53,271)
Acquisition costs	—	(182,504)	—	(217,174)
Change in fair value of put rights	627,799	(110,840)	2,406,175	1,305,797
Change in fair value of contingent consideration	20,000	470,000	110,000	470,000
Interest expense and debt amortization expense	(295,556)	(277,122)	(884,665)	(810,521)
Total other income (expenses)	1,061,340	(100,466)	2,319,321	694,831
(Loss) income before income taxes	$(350,831)	$(639,306)	$(1,120,090)	$126,314
Income taxes	—	819,451	—	538,831
Net (loss) income	$(350,831)	$180,145	$(1,120,090)	$665,145

(Loss) income per Share:
Basic	$(0.02)	$0.01	$(0.07)	$0.05
Diluted	$(0.05)	$0.01	$(0.17)	$(0.04)
Weighted average number of shares used in per share calculation
Basic	16,071,891	14,565,766	15,995,774	13,151,649
Diluted	19,847,935	14,565,766	20,225,129	15,255,445